EXHIBIT 10(xxx)

                        LIMITED RECOURSE PROMISSORY NOTE


$121,875.00                                                   September 28, 2001
                                                        Golden Valley, Minnesota

         For Value Received, James W. Hansen ("Borrower"), promises to pay to the order of E.mergent, Inc., a Delaware corporation ("Holder"), at 5960 Golden Hills Drive, Golden Valley, Minnesota 55416, or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of One Hundred Twenty One Thousand Eight Hundred Seventy Five and No/100ths Dollars ($121,875.00) (the "Principal Balance"). The Principal Balance shall bear interest until maturity of this Note at a variable rate (which adjusts on the first day of each month) equal to the "prime rate" of interest as announced from time to time by the Wall Street Journal and in effect on such first day of the month or, if lower, the highest rate permitted by law. If the Principal Balance and all accrued and unpaid interest is not paid at maturity, the accrued and unpaid interest shall be added to the unpaid Principal Balance and shall bear interest thereafter from the maturity date until this Note is paid in full at a variable rate equal to the three percent above the prime rate as announced from time to time by the Wall Street Journal or, if lower, the highest rate permitted by law. All interest hereunder shall be computed on the basis of the actual number of days elapsed in a 360-day year.

         The entire Principal Balance and all accrued interest shall be paid in full to Holder on or before September 27, 2002, the maturity date of this Note. The Borrower may prepay the Principal Balance or accrued interest in whole or in part at any time without premium or penalty.

         This Note is given to finance Borrower's purchase of 150,000 shares of common stock of E.mergent, Inc. (the "Acquired Stock") upon Borrower's exercise of certain nonqualified stock options as of the date of this Note. E.mergent, Inc. shall be entitled to retain the proceeds of this Note in satisfaction of the exercise price for such Acquired Stock. This Note is secured by a pledge of the Acquired Stock under a Pledge Agreement of even date herewith.

         Notwithstanding anything contained in this Note to the contrary, the Holder expressly agrees that the personal liability of the Borrower for the Principal Balance (but not as to accrued and unpaid interest thereon) under this Note and the Pledge Agreement shall be strictly and absolutely limited to Borrower's interest in the Acquired Stock and the other collateral covered by the Pledge Agreement, and the Holder agrees not to seek to procure payment out of any other assets of the Borrower or to seek any judgment for any deficiency remaining after foreclosure of or exercise of the power of sale contained in the Pledge Agreement. Accrued and unpaid interest on the Principal Balance shall be fully recourse. Nothing in this paragraph shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefore intended by the Pledge Agreement, or be deemed to preclude the holder from foreclosing (including judicial foreclosure) or exercising the power of sale under the Pledge Agreement, or be deemed to release, affect or impair the validity or enforceability of the lien or security interests created by the Pledge Agreement. Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the Borrower's continued person liability for:

                  (1) Fraud or material misrepresentation made in connection with this Note or any instrument governing, securing or pertaining to the payment hereof; and

                  (2) All court costs and reasonable attorneys' fees incurred in the enforcement of this Note.

         In the event of default under the terms of this Note, the Holder shall have the option to accelerate the maturity of this Note and to declare all or any portion of this Note to be due and payable immediately without further notice or demand, and interest shall be computed and payable on the then unpaid balance of the Principal Balance and all accrued and unpaid interest until said principal together with all accrued interest is paid. For purposes of this Note, an event of default shall include the following:


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                  (a) A default in the payment of the Principal Balance or any interest when due;

                  (b) The filing of a judgment against Borrower or the issuance of a garnishment, attachment, levy or execution against any of the material assets of Borrower;

                  (c) The Borrower's filing a petition in bankruptcy or any petition or application for any relief under any provision of the Bankruptcy Act or to take advantage of any law pertaining to reorganization, insolvency or readjustment or debt;

                  (d) The Borrower's making an assignment for the benefit of creditors, admitting in writing the inability to pay debts as they become due, or being adjudicated a bankrupt or insolvent;

                  (e) The commitment of any act of bankruptcy or answering a petition filed against Borrower in any proceeding under the Bankruptcy Act or any law pertaining to reorganization, insolvency or readjustment of debt admitting the material allegations thereof;

                  (f) The death or incapacity of Borrower; or

                  (g) Borrower's voluntary resignation or other termination of employment with the Holder.

         The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses in the event this Note is not paid when due.

         No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

         All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Holder hereof to exercise any rights against any party liable for or any property securing payment thereof.

                  This Note shall be governed by and construed in accordance with the laws of the State of Minnesota. The undersigned hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security or guaranty for this Note, waive any argument that venue in such forums is not convenient, and agrees that any litigation initiated by him against any holder of this Note relating in any way to this Note shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division and waives any right they may have to trial by jury in respect to any litigation based on, or arising out of, under or in connection with this Note. Interest on any amount under this Note shall continue to accrue, at the option of the Holder, until such Holder receives final payment of such amount in collected funds in form and substance acceptable to such Holder.

                                        BORROWER



                                        /s/ James Hansen
                                        ----------------------------------------
                                        James W. Hansen


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